                                                                  Exhibit 99.2


                        SECOR BANK, FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (Unaudited)

                                       SEPTEMBER 30,
                                           1993
                                       -------------

ASSETS
- ------
Cash and Investments:
  Cash on hand and in banks            $      8,264
  Interest bearing deposits                  57,149
  Investment securities, at cost            239,963
  Accrued interest on investments             2,750
                                        -----------

                                       $    308,126
                                        -----------

Loans Held for Sale (Note 2)           $     15,960
                                        -----------

Loans Receivable, Net                  $  1,059,093
                                        -----------

Mortgage-Backed Securities, Net        $    389,124
                                        -----------

Covered Assets, Net (includes FRF      $      1,830
  assistance of $1,416)                 -----------



Land, Buildings and Equipment, Net     $     17,262
                                        -----------

Real Estate Owned, Net                 $      7,064
                                        -----------

Other Assets:
  Due from FRF                         $      5,333
  Prepaid expenses and other assets          33,915
  Accrued interest receivable on loans        6,685
  Accrued interest receivable on
    mortgage-backed securities                3,298
  Core deposit intangible, net of
    amortization of $6,057                      521
  Purchased mortgage servicing, net of
    amortization of $2,911
                                              1,808
                                        -----------

                                       $     51,560
                                        -----------

                                       $  1,850,019
                                        ===========


              See accompanying notes to consolidated statements.

                        SECOR BANK, FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (Unaudited)


                                        SEPTEMBER 30,
                                             1993
                                        -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Liabilities:
  Deposits                              $  1,363,919
  Other borrowings                           331,803
  Deposits by borrowers for taxes
    and insurance                             15,021
  Accrued interest payable                    10,439
  Other liabilities                           17,088
  Accrued income taxes payable                   932
                                        ------------

                                        $  1,739,202

                                        ------------


Stockholders' Equity (Notes 3 and 4):
  Preferred stock, Series B, Class 1,
    12.5% cumulative, stated
    redemption value of $2,000,
    27,000 shares authorized,
    none issued and outstanding at
    September 30, 1993
    (Note 4)                            $          -
  Convertible preferred stock,
    Series A, 8% cumulative,
    $100 par value, 10,000
    shares authorized,
    issued and outstanding (Note 3)            1,000
  Common stock, $.01 par value,
    15,000,000 shares authorized,
    4,547,540 shares
    issued and outstanding                        45
  Common stock warrants (Note 4)              18,935
  Paid-in capital                             28,608
  Retained earnings                           62,229
                                        ------------

                                        $    110,817
                                        ------------

                                        $  1,850,019
                                        ============





               See accompanying notes to consolidated statements.

                        SECOR BANK, FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
       (DOLLAR AND SHARE AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (Unaudited)


                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,
                                                  --------------------
                                                    1993        1992
                                                  --------    --------
Interest Income:
  Interest on loans                               $ 71,828   $ 71,565
  Interest on mortgage-backed securities            23,909     33,161
  Interest on covered assets                         2,975      3,420
  Yield subsidy income on covered assets                 -       (841)
  Interest and dividends on investment securities   11,530     12,077
  Interest on collateralized mortgage obligations      234     (4,758)
  Other interest income                              1,694      1,929
                                                  --------   --------

    Total interest income                         $112,170   $116,553
                                                  --------   --------

Interest Expense:
  Interest on deposits                            $ 50,592   $ 67,304
  Interest on borrowings                            18,420     15,432
  Hedge expense, net                                 3,014      3,217
                                                  --------   --------

    Total interest expense                        $ 72,026   $ 85,953
                                                  --------   --------

    Net interest income                           $ 40,144   $ 30,600
Provision for Losses on Loans                        1,250      3,110
                                                  --------   --------

  Net interest income after provision for
    losses on loans                               $ 38,894   $ 27,490
                                                  --------   --------

Other Income:
  Fees and miscellaneous charges on loans         $  1,983   $  3,691
  Gain on sale of loans, investments and
    mortgage-backed securities, net                    334      9,526
  Miscellaneous operating and nonoperating
    income, net                                      4,099      3,698
                                                  --------   --------

    Total other income                            $  6,416   $ 16,915
                                                  --------   --------

Operating Expenses:
  Salaries and employee benefits                  $ 14,666   $ 13,974
  Office building and equipment expense              4,307      4,590
  Advertising                                          900      1,103
  Insurance expense                                  3,864      3,739
  Data processing expense                            2,659      2,803
  Amortization of intangibles                          511      1,073
  Loss on real estate and covered
    assets, net                                      1,795      4,458
  Other operating expenses                           6,012      7,077
                                                  --------   --------

    Total operating expenses                      $ 34,714   $ 38,817

                                                  --------   --------


               See accompanying notes to consolidated statements.

                        SECOR BANK, FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
       (DOLLAR AND SHARE AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (Unaudited)


                                                NINE MONTHS ENDED
                                                 SEPTEMBER 30,
                                              --------------------
                                                1993       1992
                                              --------   ---------

     Income before income taxes,
       extraordinary item, and
       preferred stock dividends              $ 10,596   $  5,588

Provision for Income Taxes                         345        870
                                              --------   --------

     Income before extraordinary
       item and preferred stock
       dividends                              $ 10,251   $  4,718

Extraordinary Item                                   -        645
                                              --------   --------

     Net income before preferred
       stock dividends (Note 4)               $ 10,251   $  5,363

     Preferred stock dividends                     280          -
                                              --------   --------

     Net Income                               $  9,971   $  5,363
                                              ========   ========

Earnings Per Share:

     Primary
        Income before extraordinary item      $   2.20   $   (.10)
        Extraordinary Item                           -        .18
                                               -------   --------
     Net income                               $   2.20   $    .08
                                              ========   ========

     Fully Diluted
        Income before extraordinary item      $   1.95
        Extraordinary item                           -
                                              --------
        Net income                            $   1.95
                                              ========

Weighted Average Shares Outstanding:

         Primary                                 4,623      3,604
                                             =========   ========
         Fully Diluted                           5,483
                                             =========


               See accompanying notes to consolidated statements.

                        SECOR BANK, FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)
                                   (Unaudited)

                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,
                                                    ------------------
                                                     1993      1992
                                                    --------  --------

                                                        (Note 6)
Cash Flows From Operating Activities:
     Net Income                                      $  9,971  $  5,363
     Adjustments to reconcile net income
       to net cash provided from operating
       activities:
       Extraordinary Item                                 -        (645)
       Depreciation                                     2,434     2,763
       Accretion of deferred income                    (2,173)   (3,352)
       Accretion of negative goodwill                    (616)     (616)
       Amortization of intangibles                      1,785     1,073
       Provision for losses on loans,
         real estate owned and covered assets           2,377     6,394
       Net loan fees (expenses) deferred                  (32)     (540)
       Federal Home Loan Bank stock dividend             (946)   (1,053)
       Proceeds received from portfolio loan
         sales                                         66,339    90,715
       Charge-off of market entry and core
         deposit intangibles                            3,149         -
       Net (gain)/loss on disposition/sale of:
         Loans, mortgage-backed securities
           and investments                               (334)   (9,526)
         Land, buildings and equipment                   (118)     (224)
       Changes in assets and liabilities:
         (Increase)Decrease in accrued
            interest on investments                     1,242      (390)
         (Increase)Decrease in accrued
            interest on loans and mortgage-
            backed securities                             (18)    2,510
         (Increase)Decrease in due from FRF            (3,062)   34,355
         (Increase)Decrease in prepaid
           expenses and other assets                  (27,168)    1,115
         (Decrease) in accrued
           interest payable                            (2,355)   (2,757)
         (Decrease)Increase in other
           liabilities and accrued income
           taxes payable                                 (366)    5,368
                                                     --------  --------

   Net cash provided from operating activities      $  50,109 $ 130,553

                                                     --------  --------




               See accompanying notes to consolidated statements.

                        SECOR BANK, FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)
                                  (Unaudited)

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                       1993          1992
                                                      --------------------

                                                            (Note 6)
Cash Flows From Investing Activities:
         Proceeds received from maturing
          investments                                $  44,134  $  44,013
         Mortgage-backed securities purchased          (10,025)   (68,084)
         Repayments on mortgage-backed securities      113,606    107,332
         Proceeds received from investor loan sales     17,375     78,503
         Proceeds received from sale of mortgage-
           backed securities                                 -    146,880
         Loan originations, net of repayments          (52,001)  (254,170)
         Proceeds received from disposition of
           covered assets and real estate owned         43,811     15,332
         Proceeds received from sale of land,
           buildings and equipment                       1,230        417
         Purchase of investments                       (40,899)  (153,323)
         Capital expenditures                           (1,177)    (1,054)
                                                     ---------  ---------

           Net cash provided from investing
             activities                              $ 116,054  $ (84,154)
                                                      --------   --------

Cash Flows From Financing Activities:
         Proceeds received from borrowings           $ 108,000  $ 263,866
         Net decrease in deposits                     (140,414)  (103,471)
         Repayments of borrowings                      (83,825)  (202,727)
         Increase in deposits by borrowers for
           taxes and insurance                           3,959      4,325
         Proceeds received from exercise of stock
           options                                         566          -
         Redemption of FRF preferred stock             (53,340)         -
         Discount of redemption of FRF debentures            -          -
         Issuance of common stock warrants              18,935          -
         Discount on redemption of FRF preferred
           stock                                          (595)         -
                                                     ---------  ---------

        Net cash provided from (used in)
            financing activities                     $(146,714) $ (38,007)
                                                      --------   --------

Net Increase in Cash and Cash Equivalents            $  19,449  $   8,392
Cash and Cash Equivalents at Beginning of Period        45,964     51,063
                                                      --------  ---------

Cash and Cash Equivalents at End of Period           $  65,413  $  59,455
                                                      ========   ========



               See accompanying notes to consolidated statements.

                        SECOR BANK, FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                                 (Unaudited)

(1)      BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the accounts of Secor Bank, Federal Savings Bank ("the Bank") and its wholly owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

         In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present a fair presentation of the consolidated financial condition and results of operations of the Bank for the interim periods. The results of operations for the nine months ended September 30, 1993, are not necessarily indicative of the results which may be expected for the entire year.

         The 1992 consolidated financial statements presented herein have been reclassified in certain instances in order to conform with the 1993 financial statement presentation.

(2)      LOANS HELD FOR SALE

         Loans held for sale consist of loans originated and intended for sale in the secondary market, and are carried in the consolidated statement of financial condition at the lower of aggregate cost or fair value.

(3)      STOCKHOLDERS' EQUITY AND EARNINGS PER SHARE

         On May 16, 1990, the Board of Directors suspended the declaration of all dividends. Accordingly, except as discussed below, no dividends were declared or paid during the periods ended September 30, 1993.

         In the quarter ended September 30, 1993, the Bank, after having received approval from the Office of Thrift Supervision ("OTS"), paid $280,000 in preferred stock dividends related to its Series A, 8% cumulative convertible preferred stock held by the Bank's Employee Stock Ownership Plan ("ESOP"). This payment satisfied all current dividends, as well as all dividends in arrears. On October 1, 1993, this preferred stock issue was converted to 83,300 shares of the Bank's common stock. The payment of the dividends, as well as the subsequent conversion to common stock, is a result of the Bank's planned termination of its ESOP to be effective with the pending acquisition of the Bank by First Alabama Bancshares, Inc. (see Note
         5).

         On August 2, 1993, the Bank, after having received approval from the OTS, issued notices of redemption on all of its 7.5% convertible subordinated debentures. Under the terms of the debentures, the debentures are convertible into shares of the Bank's common stock at a conversion price of $10.22 per share.

         Subsequent to the issue of the notices of redemption and prior to the stated redemption date (October 1, 1993), holders of $9,025,000 of debentures elected to convert their debentures to 883,016 shares of the Bank's common stock. The remaining $10,000 of debentures were redeemed at the stated price of 102.25%. Unamortized debt issuance cost related to the debentures of $258,364 was charged to paid-in capital as of September 30, 1993.

         As discussed in Note 4, on April 30, 1993, the Bank completed the repurchase of its $53.3 million in preferred stock held by the Federal Savings and Loan Insurance Corporation ("FSLIC") Resolution Fund ("FRF") and settlement of the covered assets assistance agreement. In addition, cumulative dividends in arrears related to the FRF preferred stock of $20,002,500 as of March 31, 1993, were relinquished.

         As a result of the foregoing transactions, there were no cumulative preferred stock dividends in arrears at September 30, 1993, compared to $18,557,000 at December 31, 1992. For purposes of computing earnings per share, preferred stock dividends have been deducted in the amount of $20,000 and $60,000 for the nine months ended September 30, 1993, and $1,686,875 and $5,060,625 for the nine months ended
         September 30, 1992.

(4)      REPURCHASE OF FRF PREFERRED STOCK

         On April 28, 1993, the Bank's shareholders approved a proposed transaction between the Bank and the FDIC, as manager of the FRF, for the (1) repurchase by the Bank of its $53,340,000 in preferred stock held by the FRF and (2) settlement and termination of the assistance agreement between the FRF and the Bank. The stock repurchase transaction, which was consummated on April 30, 1993, consisted of the following:

         - The payment to the FDIC of approximately $27 million in a combination of cash (approximately $15 million) and an initial credit related to the settlement and termination of the covered assets assistance agreement (approximately $12 million).

         - The issuance to the FDIC by the Bank of $8 million of seven year 9.5% subordinated debentures, which were redeemed by the Bank at its option on May 7, 1993, at 78.5% of par.

         - The issuance to the FDIC by the Bank of ten year warrants to purchase 25% of the fully diluted shares of the Bank's common stock (or 1,577,875 shares) at an exercise price of $2.00 per share. See Note 5 which describes the impact of the warrants on the pending acquisition of the Bank by First Alabama Bancshares, Inc.

         The impact of the above transaction, including the redemption of the 9.5% subordinated debentures, was to increase common stockholders' equity by $20.1 million. In addition, cumulative dividends in arrears as of March 31, 1993, of approximately $20 million were relinquished.

         Also, the Bank agreed to dismiss a lawsuit against the United States in which the Bank claimed damages for breach of contract with respect to the treatment of "supervisory goodwill" arising out of the Bank's Louisiana acquisitions in 1987.

         The termination of the covered assets assistance agreement was also provided for in the settlement. In general, this settlement is based upon the valuation or disposition of the covered assets and contingent liabilities of the acquired institutions. Any loss resulting from the valuation or disposition of the covered assets will be borne 75% by the FDIC and 25% by the Bank. The Bank received a credit of $3 million as settlement for the contingent liabilities of the acquired institutions. Management of the Bank does not anticipate future charges to earnings resulting from the final settlement of covered assets and contingent liabilities of the acquired institutions.

(5)      DEFINITIVE AGREEMENT WITH FIRST ALABAMA BANCSHARES, INC.

         On May 26, 1993, the Bank's Board of Directors approved the signing of a definitive agreement which provides for the acquisition of the Bank by First Alabama Bancshares, Inc. ("First Alabama"). An agreement in principle had been announced on May 18, 1993.

         The definitive agreement provides that each of the outstanding shares of the Bank's common stock would be converted into 0.667 of a share of First Alabama common stock, subject to adjustment.

         The proposed exchange ratio would be adjusted pursuant to a formula which in effect offsets fifty percent of any decline in value of First Alabama common stock to be received for each share of the Bank's common stock as a result of any possible future decline in the market value of First Alabama common stock between $33.00 and $25.50. Similarly, the exchange ratio will be adjusted so that the resulting value of the First Alabama common stock received for each share of the Bank's common stock would be increased by fifty percent of any increase in the market value of First Alabama common stock above $33.00. The market value of First Alabama stock to be used in the pricing formula will be determined based upon the average closing price over the ten trading days ending on the date that the parties receive the approval of the OTS.

         At a price of $33.00 per share of First Alabama common stock, the exchange ratio would remain unchanged at 0.667, providing a market value equivalent of $22.00 for each share of the Bank's common stock. At a price of $25.50 per share of First Alabama common stock, the exchange ratio would be adjusted to 0.765, the highest possible ratio under the formula, providing a market value equivalent of $19.50 for each share of the Bank's common stock. If the market value of First Alabama common stock were to be below $25.50, the exchange ratio would remain unadjusted at 0.667 and the Bank would have the option of terminating the transaction.

         The increased market value of First Alabama common stock to be received by the Bank's stockholders if the market value of First Alabama common stock exceeds $33.00 per share is limited only by the formula's fifty percent sharing arrangement.

         The definitive agreement further provides that the warrants presently held by the FDIC, as manager of the FSLIC Resolution Fund, to purchase in the aggregate 1,577,875 shares of Secor common stock will be canceled at the effective time of the transaction in consideration for a cash payment to the FDIC. For each share of the Bank's common stock subject to a warrant, such cash payment would be equal to the market value of the First Alabama common stock to be received for each share of Secor common stock in the transaction less the $2.00 exercise price of the warrant.

         In addition, all stock options and outstanding convertible debentures issued by the Bank will be assumed by First Alabama and the one series of convertible preferred stock of Secor currently outstanding and held by the Bank's ESOP will be converted into First Alabama common stock, in each case on a basis that reflects the exchange ratio of the Bank's common stock for First Alabama common stock.

         The proposed acquisition is subject to various conditions, including approval of appropriate regulatory authorities, approval of the shareholders of Secor, and approval of the FDIC as manager of the FSLIC Resolution Fund.

         Due diligence satisfactory to First Alabama was completed on June 25, 1993. On July 15, 1993, the Bank announced that the Board of Directors of the FDIC, acting solely in its capacity as manager of the FRF, consented to the terms of the purchase by First Alabama of the warrants held by the FDIC in accordance with the terms set forth in the definitive agreement, amended to reflect certain terms requested by the FDIC and described below.

         The warrants, if exercised by the FDIC, would result in the FDIC owning 25% of the Bank's common stock on a fully-diluted basis. Under the terms of the definitive agreement entered into by First Alabama and the Bank, each of the warrants would be canceled upon the closing of the acquisition, in consideration of a cash payment equal to the difference between (1) the market value of the First Alabama common stock into which each share of the Bank's common stock is to be converted and (2) $2.00, the exercise price of the warrant. Under the original terms of the agreement, the exchange ratio of First Alabama common stock for the Bank's common stock would be determined at the time the OTS approves the transaction and the market value used to determine the warrant payment would be determined immediately prior to closing. The FDIC conditioned its consent upon the agreement being amended so that the market value of First Alabama common stock used to determine the cash payment for each warrant is the same as the market value used to determine the exchange ratio of First Alabama common stock for the Bank's common stock. First Alabama and the Bank have agreed to the amendment. No other terms of the agreement were affected by the amendment.

         The consent of the FDIC described above was given by the FDIC solely in its capacity as manager of the FRF, and was not made by the FDIC in any regulatory or supervisory capacity. Such consent does not imply any endorsement by the FDIC of the acquisition of the Bank by First Alabama or any determination by the FDIC of the fairness of the financial terms of the acquisition to the Bank's shareholders. The acquisition remains subject to approval by the Bank's shareholders and to various regulatory approvals.

(6)      STATEMENTS OF CASH FLOWS

         For purposes of the statements of cash flows for 1993 and 1992, the Bank has considered cash on hand and in banks and interest bearing deposits to be cash and cash equivalents. Total interest paid for the nine months ended September 30, 1993 and 1992, was $72.7 million and $96.4 million, respectively. Total income taxes paid for the nine months ended September 30, 1993 and 1992 was $71,000 and $222,000, respectively.

(7)      REGULATIONS

         The Bank is subject to examination and regulation by the OTS and the FDIC.

         On December 19, 1991, the Federal Deposit Insurance Corporation ("FDIC") Improvement Act of 1991 ("FDICIA") was signed into law. This act, among other things, established new capital categories for banks and thrifts, increased the borrowing authority of the Bank Insurance Fund ("BIF"), and expanded industry reporting requirements and regulatory authority. The FDICIA regulations established five capital levels, with increasing regulatory authority for "prompt corrective action" in the three "undercapitalized" levels. As of September 30, 1993, the Bank meets the requirements of the "adequately capitalized" level.